UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 28, 2011

Southwest Bancorp, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Oklahoma	001-34110	73-1136584
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

608 South Main Street, Stillwater, Oklahoma		74074
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	405-372-2230

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 28, 2011, Southwest Bancorp, Inc. ("Southwest") (Nasdaq Global Select Market "OKSB"), entered into a settlement agreement with the Oklahoma State Tax Commission (the "Commission") with respect to certain claims by the Commission. Southwest has previously recorded reserves against these claims, as previously reported. As a result of the settlement agreement, Southwest has paid the sum of $4.8 million to the Commission and has recorded a net gain of approximately $3 million upon reversal of excess reserves.

Item 8.01 Other Events.

Nothing in this Form 8-K is intended to indicate the results of operations or financial condition of Southwest Bancorp, Inc. ("Southwest") and its consolidated subsidiaries at and for the quarter or first half ended June 30, 2011. Southwest will provide a separate report on Form 8-K including the results of its operations and its financial condition later in July 2011. Southwest’s past growth and performance do not necessarily indicate its future results.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Southwest Bancorp, Inc.

July 1, 2011	By:	Rick Green

Name: Rick Green
Title: President and CEO